UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 12, 2014

iCAD, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9341	02-0377419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5200

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On March 12, 2014, iCAD, Inc. (the “Company”) entered into a purchase agreement (the “Agreement”) with Craig-Hallum Capital Group LLC (the “Underwriter”) in connection with a registered firm commitment underwritten public offering (the “Offering”) of 2,400,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”). Subject to the terms and conditions of the Agreement, the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Company, an aggregate of 2,400,000 shares of Common Stock at a price of $10.3675 per share, and the price to the public was $11.00 per share. Pursuant to the Agreement, the Company also granted the Underwriter a 30 day option to purchase up to 360,000 additional shares of its Common Stock to cover over-allotments, if any. The Company expects to close the sale of the Common Stock on March 17, 2014, subject to customary closing conditions.

The Company estimates net proceeds from the offering to be approximately $24.5 million (assuming no exercise of the underwriter’s option to purchase additional shares of Common Stock), after deducting underwriting discounts and estimated offering expenses. The Company intends to use the net proceeds from the offering for working capital and other general corporate purposes.

The offering of the Company’s shares of Common Stock was registered under the Securities Act of 1933, as amended (the “Act”), pursuant to the shelf Registration Statement on Form S-3 (File No. 333-176777) (the “Registration Statement”) declared effective by the Securities and Exchange Commission on September 30, 2011, including the preliminary prospectus supplement dated March 5, 2014 and a prospectus supplement dated March 12, 2014 to the prospectus contained in the Registration Statement.

The Agreement contains customary representations, warranties, conditions to closing, indemnification obligations, including for liabilities under the Act, and other agreements and obligations of the parties.

Pursuant to the terms of the Agreement and related lock-up agreements, the Company and all of its directors and executive officers also agreed not to sell or transfer any Common Stock held by them for 45 days after March 12, 2014 without first obtaining the written consent of the Underwriter, subject to certain exceptions, extensions and terms as set forth in the Agreement.

A copy of the Agreement is filed as Exhibit 1.1 to this report and is incorporated herein by reference, and the foregoing description of the terms of the Agreement is qualified in its entirety by reference to such exhibit.

Item 7.01.	Regulation FD Disclosure.

On March 12, 2014, the Company issued a press release announcing the pricing of the Common Stock in the Offering. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

1.1	Purchase Agreement, dated March 12, 2014.

5.1	Opinion of Blank Rome LLP.

23.1	Consent of Blank Rome LLP (contained in Exhibit 5.1).

99.1	Press Release of iCAD, Inc., dated March 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, Inc.
(Registrant)

By:	/s/ Kevin Burns
Kevin Burns
Chief Financial Officer and Chief Operating Officer

Date: March 12, 2014

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Purchase Agreement, dated March 12, 2014.

5.1	Opinion of Blank Rome LLP.

23.1	Consent of Blank Rome LLP (contained in Exhibit 5.1).

99.1	Press Release of iCAD, Inc., dated March 12, 2014.